As filed with the Securities and Exchange Commission on October 23, 2024

Registration No. 333-282567

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HWH International Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	5122	87-3296100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, MD

1-301-971-3955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Thatch

Chief Executive Officer

HWH International Inc.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

1-301-971-3955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin M. Ocasio, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4400 Fax: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-282567) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

We have filed the exhibits listed on the accompanying exhibit index of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
1.2	Underwriting Agreement, incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
2.1	Merger Agreement dated September 9, 2022 by and among Alset Capital Acquisition Corp., HWH Merger Sub, Inc. and HWH International Inc., incorporated by reference to Exhibit 2.1 to Form 8-K filed with the SEC on September 12, 2022.
3.1	Amended and Restated Certificate of Incorporation dated February 2, 2022, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
3.2	By Laws, incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
3.3	Amendment to the Amended and Restated Certificate of Incorporation of Alset Capital Acquisition Corp., dated May 2, 2023, incorporated by reference to Exhibit 3.1 of the registrant’s current report on Form 8-K filed with the SEC on May 3, 2023.
3.4	Amendment to Certificate of Incorporation, incorporated by reference to the registrant’s current report on Form 8-K filed with the SEC on November 3, 2023.
4.1	Specimen Unit Certificate, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.2	Specimen Class A Common Stock Certificate, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.3	Specimen Warrant Certificate, incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.4	Specimen Right Certificate, incorporated by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022
4.5	Warrant Agreement between Vstock Transfer LLC and the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
4.6	Rights Agreement between Vstock Transfer LLC and the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
4.7	Form of Pre-funded Warrant
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Letter Agreement among the Registrant and our officers, directors and Alset Management Group, Inc., incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.2	Promissory Note, dated November 8, 2021, issued to Alset Acquisition Sponsor LLC, incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.3	Investment Management Trust Agreement between Wilmington Trust Company and the Registrant, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.4	Registration Rights Agreement between the Registrant and certain security holders, incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.5	Securities Subscription Agreement, dated November 8, 2021, between the Registrant and Alset Acquisition Sponsor LLC, incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.6	Placement Unit Purchase Agreement between the Registrant and Alset Acquisition Sponsor, LLC, incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022.
10.7	Form of Indemnity Agreement, incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
10.8	Administrative Support Agreement by and between the Registrant and Alset Management Group, Inc., incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K/A filed with the SEC on February 8, 2022
10.9	Sponsor Support Agreement dated as of September 9, 2022, by and among Alset Capital Acquisition Corp. and each of the Persons set forth on Schedule I attached thereto, incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on September 12, 2022.
10.10	Shareholder Support Agreement dated as of September 9, 2022, by and among Alset Capital Acquisition Corp., HWH International Inc. and each of the Persons set forth on Schedule I attached thereto, incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on September 12, 2022.
10.11	Amendment No. 1 to Investment Management Trust Agreement, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on May 3, 2023.
10.12	Form of Forward Share Purchase Agreement, dated July 30, 2023, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on July 31, 2023.
10.13	Form of FPA Funding Amount PIPE Subscription Agreement, dated July 30, 2023, incorporated by reference to Exhibit 10.2 of the registrant’s current report on Form 8-K filed with the SEC on July 31, 2023.
10.14	Amendment No. 2 to Investment Management Trust Agreement, incorporated by reference to Exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on November 3, 2023.
10.15	Satisfaction and Discharge Agreement, dated December 18, 2023, incorporated by reference to Exhibit 10.3 of the registrant’s current report on Form 8-K filed with the SEC on January 12, 2024.
10.16	Credit Facility Agreement between Alset Inc. and HWH International Inc., dated April 24, 2024, incorporated by reference to exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on April 25, 2024.
10.17	Debt Conversion Agreement, between HWH International Inc. and Alset Inc., dated September 24, 2024, incorporated by reference to exhibit 10.1 of the registrant’s current report on Form 8-K filed with the SEC on September 25, 2024.
10.18	Debt Conversion Agreement, between HWH International Inc. and Alset International Limited, dated September 24, 2024, incorporated by reference to exhibit 10.2 of the registrant’s current report on Form 8-K filed with the SEC on September 25, 2024.
21	Subsidiaries of the Company, incorporated by reference to Exhibit 21 of the registrant’s annual report on Form 10-K filed with the SEC on February 28, 2024.
23.1	Auditor Consent of MaloneBailey, LLP., independent registered public accounting firm, incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-282567), filed on October 10, 2024.
23.2	Auditor Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-282567), filed on October 10, 2024.
23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of Registration Statement).
99.1	Audit Committee Charter, incorporated by reference to Exhibit 99.1 of the registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
99.2	Compensation Committee Charter, incorporated by reference to Exhibit 99.2 of the registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2022.
107*	Filing Fee Table

* Filed herewith.

** To be filed by Amendment.

Financial statement schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 23rd day of October, 2024.

HWH International Inc.

By:	/s/ Rongguo (Ronald) Wei
Name:	Rongguo (Ronald) Wei
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Thatch and Rongguo (Ronald) Wei, and each one of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him/her in any and all as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Thatch	Chief Executive Officer	October 23, 2024
John Thatch	(Principal Executive Officer)

/s/ Rongguo (Ronald) Wei	Chief Financial Officer	October 23, 2024
Rongguo (Ronald) Wei	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wong Shui Yeung (Frankie)	Director	October 23, 2024
Wong Shui Yeung (Frankie)

/s/ William Wu	Director	October 23, 2024
William Wu

/s/ Wong Tat Keung (Aston)	Director	October 23, 2024
Wong Tat Keung (Aston)

/s/ Heng Fai Ambrose Chan	Director	October 23, 2024
Heng Fai Ambrose Chan

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